Exhibit 10.5

AMENDMENT AND EXTENSION OF EMPLOYMENT AGREEMENT

This Amendment and Extension of Employment Agreement (the “AGREEMENT”) is entered into as of October 10, 2016 by and between Thomas H. Atkins (“EXECUTIVE”) and Contango Oil & Gas Company (the “COMPANY”).

WHEREAS, the Company and Crimson Exploration Inc. (“CRIMSON”) entered into a strategic business combination transaction through the merger of a wholly owned subsidiary of the Company with and into Crimson (the “MERGER”), pursuant to an Agreement and Plan of Merger dated April 29, 2013.

WHEREAS, in connection with the Merger, the Company and the Executive (the “PARTIES”) entered into that certain Employment Agreement (the “EMPLOYMENT AGREEMENT”) dated April 29, 2013, which became effective on the closing of the Merger on October 1, 2013 (the “EFFECTIVE DATE”).

WHEREAS, the Employment Agreement was designed to expire upon the third anniversary of the Effective Date (the “INITIAL TERM”) with automatic two year extensions following the Initial Term (any such automatic extensions deemed to be included within the Initial Term), but prior to the end of the Initial Term the Company gave notice pursuant to Section 1.1 of the Employment Agreement that the Employment Agreement would expire without automatic extension at the end of the Initial Term.

WHEREAS, the Parties desire to further extend the Initial Term of the Employment Agreement from October 1, 2016 to the close of business on November 15, 2016, and to modify certain provisions of the agreement in order to provide time for the Parties to agree to terms of a new employment agreement.

NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, the Parties agree to the following:

1.	Section 1.1 of the Employment Agreement is amended as follows: Notwithstanding any previous agreements between the Parties to the contrary, the Parties hereby agree that the definition of the “Initial Term” within the Employment Agreement is hereby modified to provide that the Initial Term expires at 5:00 p.m. CST on November 15, 2016. The Parties also agree that no further advance notice of nonrenewal is required to satisfy the notice requirement under this section for the extension provided for herein.

2.

Section 3.2(a) of the Employment Agreement is amended as follows: The Parties hereby agree that the acceleration of vesting benefit provided Executive under Section 3.2(a) related to the Initial Term of the Employment Agreement and the ten (10) day period following the end of the Initial Term that the Parties have to enter into a new employment agreement (the “Non-Renewal Vesting Provision”) is hereby waived until 5:00 p.m. CST on November 15, 2016. Any unvested equity compensation award (to the extent such award is not intended to be subject to performance-based vesting for purposes of qualifying as “performance-based compensation” pursuant to Section 162(m) of the Internal Revenue Code of 1986 (the “162(m) Awards”)) held by the Executive on October 1, 2016 remains unvested until November 15, 2016 (unless it vests prior to November 15, 2016 under its normal vesting schedule), and to the extent that a new employment agreement is not executed by the Parties by 5:00 p.m. CST on November 15, 2016, all such unvested equity compensation awards that are not 162(m) Awards held by the Executive on November 15, 2016 that, absent this Agreement, would have otherwise vested at the end of the ten (10) day negotiation period beginning on October 1, 2016, will become fully and immediately vested on November 15, 2016.

3.	In the event that the Parties enter into a new employment agreement on or prior to 5:00 p.m. CST on November 15, 2016, but that employment agreement does not contain a substantially identical provision to the Non-Renewal Vesting Provision, and that employment agreement is terminated due to the Company’s non-renewal of such agreement, all unvested equity compensation awards that are not 162(m) Awards that the Executive held on October 1, 2016 will become fully and immediately vested on the date that the new employment agreement terminates due to the Company’s non-renewal.

4.	No equity compensation awards that are granted to the Executive on or after October 1, 2016 will be subject to the terms of this Agreement.

All other provisions of the Employment Agreement remain in full force and effect through the expiration of the revised “Initial Term” at 5:00 p.m. CST on November, 15, 2016.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date set forth above.

CONTANGO OIL & GAS COMPANY

/S/ B. JAMES FORD
By: B. JAMES FORD

EXECUTIVE

/S/ THOMAS H. ATKINS
By: THOMAS H. ATKINS